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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2003

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): Not Applicable

Item 7.    Financial Statements and Exhibits.

  (a)
  Exhibit-99.1, Press Release dated April 15, 2003, announcing net losses for the fourth quarter and year ended December 31, 2002.

Item 9.    Disclosure of Results of Operations and Financial Condition.

        On April 15, 2003, Aquila, Inc. announced net losses for the fourth quarter and year ended December 31, 2002.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ RICK J. DOBSON Rick J. Dobson Interim Chief Financial Officer
Date: April 15, 2003

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  Item 7. Financial Statements and Exhibits.
  Item 9. Disclosure of Results of Operations and Financial Condition.
Signatures